UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 10, 2010
MYERS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH	44301

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including area code (330) 253-5592

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Director
In response to not being nominated by the independent members of the Board of Directors of Myers Industries, Inc. (the “Company”) for election as a director at the annual meeting of shareholders to be held on April 30, 2010, Stephen E. Myers resigned as a director of the Company effective March 10, 2010. Mr. Myers sent a letter to the Board of Directors of the Company (the “Board”) stating that his resignation was prompted by his disagreement with the Board over certain practices and policies. The full text of Mr. Myers’ resignation letter is attached as Exhibit 17.1 to this Current Report on Form 8-K and the above description of the letter is qualified in its entirety by reference to the full text of the letter.
On March 16, 2010, the Board sent a letter to Mr. Myers accepting his resignation and indicating that the decision not to include him in the slate of nominees to the Board arose, in part, out of a recognition that Mr. Myers was usually unable to (or refused to) address Board matters on a timely basis or in a forthright manner. The letter also reiterated the Board’s belief that the decision not to include Mr. Myers as a nominee is in the best interests of the Company and its shareholders.
The Board also noted in its letter several facts refuting the allegations made by Mr. Myers in his resignation letter, including that:
(i)	the Board has not increased its compensation for independent director service since 2005. Furthermore, a review by Towers Watson in July, 2009 demonstrated that the direct compensation for independent directors at the Company fell well below the total compensation paid to directors at comparable peer companies;

(ii)	the independent directors of the Board meet in executive session after each Board meeting; and

(iii)	many leading experts, as well as the courts of Ohio and other states, endorse the use of advance notice requirements for direct shareholder nominations of director candidates and shareholder proposals as an effective means to bring structure to these processes and control the costs incurred by the Company in responding.
The full text of the Board’s letter to Mr. Myers is attached as Exhibit 17.2 to this Current Report on Form 8-K and the above description of the letter is qualified in its entirety by reference to the full text of the letter.

Item 9.01.	Financial Statements and Exhibits

17.1	Resignation Letter of Stephen E. Myers, dated March 10, 2010

17.2	Letter to Stephen E. Myers from Board of Directors, dated March 16, 2010

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc. (Registrant)

DATE March 16, 2010	By:	/s/ Donald A. Merril

Donald A. Merril
Vice President, Chief Financial Officer
and Corporate Secretary